SECURITIES AND EXCHANGE COMMISSION
                           	Washington, D.C.  20549


                                  	FORM 8-K

                               	CURRENT REPORT

                   	Filed pursuant to Section 13 or 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

                                July 11, 1994
                       	Date of Earliest Event Reported



                                	COMDISCO, INC.
                          	(a Delaware Corporation)
                            	6111 North River Road
                           	Rosemont, Illinois 60018
                          	Telephone  (708) 698-3000
                        	Commission file number 1-7725
               	I.R.S. Employer Identification Number 36-2687938



















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Item 1.	Changes in Control of Registrant

(a)    	A change in control of Comdisco, Inc. (the "Registrant") occurred on
        June 24, 1994 upon the death of Mr. Kenneth N. Pontikes who, at the time of his death, was the Chairman of the Registrant's Board of Directors and President and the holder of voting rights with respect to a 25% interest in the Common Stock of the registrant. As a result of the death of Mr. Pontikes, Mr. Nicholas Pontikes, his son and a member of the Registrant's Board of Directors, acquired the right to vote:
        (i) 4,742,718 shares of Common Stock as the successor trustee under the Pontikes Trust (ii) 2,052,373 shares of Common Stock held by the Ponchil Limited Partnership (the "Partnership"); and (iii) 128,589 shares of Common Stock held by Ponfam Corporation, the general partner of the Partnership and of which Mr. Nicholas Pontikes is President and a Director.

(b)    	Under the terms of Mr. Kenneth N. Pontikes' last Will and Testament,
        Mr. Nicholas Pontikes will become sole executor and administrator of the Estate. The letters testamentary naming Mr. Nicholas Pontikes as sole executor of the Estate of Mr. Kenneth N. Pontikes have not yet been issued by the Probate Court of Cook County, Illinois. The Estate holds 2,280,510 shares of Common Stock.




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                					COMDISCO, INC.



Date: July 11, 1994		          	by:	_________________
			                              			John J. Vosicky
                              						Senior Vice President
                              						and Chief Financial Officer